SCHEDULE 14A
                               (RULE 14(A) - 101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         TEXAS REGIONAL BANCSHARES, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:____________________

      2)  Aggregate number of securities to which transaction applies:__________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)____________

      4) Proposed maximum aggregate value of transaction:___________________


      5) Total fee paid:________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:_______________________________

      2) Form, Schedule or Registration Statement No.:______________

      3) Filing Party:__________________________________

      4) Date Filed:___________________________________

   [LOGO]                TEXAS REGIONAL BANCSHARES, INC.

G. E. Roney
Chairman of the Board, President &           3900 North Tenth Street, 11th Floor
Chief Executive Officer                                     McAllen, Texas 78501

                                 March 19, 2001

Dear Shareholder:

     You are cordially invited to attend the annual meeting of the shareholders which will be held at 4:30 p.m. Monday, April 23, 2001 at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503.

     The notice of the meeting and proxy statement on the following pages details the formal business scheduled for discussion. The Texas Regional Bancshares, Inc. 2000 Annual Report is enclosed and provides you with material, which reviews the financial results for the year 2000.

     In order for you to be represented at the annual shareholders' meeting, please complete, sign, date and return the enclosed proxy form promptly. The proxy form includes authority to vote all of your shares of Class A Voting Common Stock.

     By returning the completed proxy form, you are assured of representation. Should you attend the annual shareholders' meeting in McAllen, you retain the right to revoke your proxy and vote in person even though you have previously mailed the enclosed proxy form.

     Your directors, officers and employees join me in expressing our appreciation for your continued support.

                                          Yours very truly,


                                          /s/ G.E. RONEY
                                              G.E. RONEY
                                              Chairman of the Board, President &
                                              Chief Executive Officer

                        TEXAS REGIONAL BANCSHARES, INC.
                       3900 North Tenth Street, 11th Floor
                              McALLEN, TEXAS 78501

                    NOTICE OF ANNUAL MEETING APRIL 23, 2001

     The annual meeting of shareholders of Texas Regional Bancshares, Inc. (the "Company") will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503 on April 23, 2001 at 4:30 p.m. for the following purposes:

     1.  TO ELECT DIRECTORS.

     2.  TO CONSIDER AND VOTE ON APPROVAL OF THE 2000 INCENTIVE STOCK OPTION
PLAN.

     3. TO RATIFY THE APPOINTMENT OF KPMG, LLP TO SERVE AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 2001.

     4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

     Stockholders of record of the Company's Class A Voting Common Stock at the close of business on February 26, 2001 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

     A copy of the Company's annual report containing financial data and a summary of operations for 2000 accompanies this notice.

                                          By Order of the Board of Directors,


                                          /s/ NANCY F. SCHULTZ
                                              NANCY F. SCHULTZ
                                              Senior Vice President, Secretary
                                              & Treasurer

McAllen, Texas
March 19, 2001

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                        TEXAS REGIONAL BANCSHARES, INC.
                       3900 North Tenth Street, 11th Floor
                              McALLEN, TEXAS 78501
                          ---------------------------
                                 PROXY STATEMENT
                          ---------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     With this Proxy Statement, the Board of Directors of Texas Regional Bancshares, Inc. ("Texas Regional" or the "Company") is soliciting proxies (the "Proxies") for use at the 2001 annual meeting of the shareholders of the Company. The enclosed Notice of Annual Meeting describes the purposes for which the meeting has been called. The 2001 annual meeting will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas, on April 23, 2001 at 4:30 p.m. The proxies will be used at that meeting and at any and all postponements and adjournments of the meeting. The Company first mailed or delivered this Proxy Statement and the Proxies to the shareholders on or about March 19, 2001.

     Holders of record of the Company's Class A Voting Common Stock ("Common Stock") at the close of business on February 26, 2001 may cast one vote for each share held on each matter which comes before the meeting. Holders of a majority of the shares of Common Stock outstanding on February 26, 2001 must attend the meeting, either in person or by proxy, to constitute a quorum. As of February 26, 2001, the Company had issued and outstanding 16,090,546 shares of Common Stock.

     The Company maintains its principal executive offices at 3900 North 10th Street, 11th Floor, McAllen, Texas 78501.

     Any shareholder of record entitled to vote at the annual meeting may revoke a proxy before it has been voted. To revoke a proxy, the shareholder should deliver to the Company either a written notice of revocation or a duly executed proxy bearing a later date or the shareholder may attend the meeting, revoke the proxy and vote in person. Attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

     A shareholder entitled to vote for the election of directors can withhold authority to vote for all director nominees or can withhold authority to vote for certain director nominees. Abstentions are included in the determination of the number of shares present and voting but are not counted for purposes of determining whether a proposal has been approved. Broker nonvotes are not included in the determination of the number of shares present and are not counted for purposes of determining whether a proposal has been approved.

     At the meeting, a majority of the shares of Common Stock represented at the meeting in person or by proxy may decide any question coming before the meeting, including election of directors and all other proposals for which proxies are solicited as described in this Proxy Statement.

     The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding soliciting materials to beneficial owners of stock held of record by such persons. Directors, officers or employees of the Company may solicit proxies personally or by further mailing, telephone, telegram or facsimile without additional compensation other than their regular compensation.

                         ITEM 1 -- ELECTION OF DIRECTORS

     A board of 8 directors is to be elected by the shareholders at the annual meeting. The proxy holders named in the proxies being solicited will vote for the election of the 8 persons named below, unless a shareholder withholds authorization to do so. The Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve. However, if any nominee is unable to serve or for good cause will not serve, the proxy holders may vote for the election of a substitute nominee in the exercise of their own judgment.

     Each person elected as a director will hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. The name and age of each nominee and the year in which each nominee became a director of the Company are set forth below.

                                                                                       DIRECTOR
NAME                          PRINCIPAL OCCUPATION(1)                           AGE     SINCE
----                          -----------------------                           ---    --------
Morris Atlas                  Senior and Managing Partner,                      74       1994
                              Atlas & Hall L.L.P.

Frank N. Boggus               Chairman of the Board,                            72       1983
                              Boggus Motor Company, Inc.
                              and Boggus Motor Sales, Inc.

Robert G. Farris              Chairman of the Board,                            70       1983
                              Valley Transit Company

C. Kenneth Landrum, M.D.      Gynecologist (Retired)                            71       1994

G. E. Roney                   Chairman of the Board, President and Chief        70       1985
                              Executive Officer, Texas Regional Bancshares,
                              Inc. and Chairman of the Board, Chief
                              Executive Officer and Trust Officer,
                              Texas State Bank(2)

Julie G. Uhlhorn              Chairman of the Board, Rio Grande Equipment       70       1983
                              Company Inc.

Jack Whetsel                  Investments                                       80       1985

Mario Max Yzaguirre           President, Enron de Mexico                        40       2000

------------

(1) Each of the foregoing persons has been engaged in the principal occupation indicated for the past five years, except that Mr. Yzaguirre has been President of Enron de Mexico since February, 1997. He has served as Assistant General Counsel of Enron International from November 1995 to February 1997 and was a partner in the law firm of Atlas & Hall, L.L.P. from May 1994 to November 1995.

(2) Subsidiary of the Company.

     All persons named above are directors of the Company at the present time. The only family relationships between directors, executive officers of the Company or persons nominated or chosen by the Company to become a director or executive officer are as follows:

          Douglas G. Bready, a Director and President of the McAllen location of Texas State Bank, is the son-in-law of G. E. Roney, the Chairman of the Board & Chief Executive Officer of the Company and Texas State Bank;

          Tudor G. Uhlhorn, a Director of Texas State Bank, is the son of Julie
     G. Uhlhorn, a member of the Board of Directors of the Company and Texas State Bank;

          Robert R. Farris, a Director of Texas State Bank, is the son of Robert
     G. Farris, a member of the Board of Directors of the Company and Texas State Bank; and

          Robert F. Boggus, a Director of Texas State Bank, is the son of Frank
     N. Boggus, a member of the Board of Directors of the Company and Texas State Bank.

BOARD MEETINGS AND COMMITTEES

     During 2000, the Board of Directors held thirteen meetings and the committees described below each held the number of meetings indicated. Each director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which such director served.

     The Company has an Audit Committee and a Stock Option and Compensation Committee but does not have a Nominating Committee. In addition, Company directors serve as Trustees of the Texas Regional

Bancshares, Inc. Employee Stock Ownership Trust (the "KSOP Trust") which administers assets held pursuant to the Company's Employee Stock Ownership Plan (with 401k provisions) (the "KSOP Plan").

     The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, selects and recommends to the Board of Directors the engagement of independent accountants, reviews the independence of the independent auditors and reviews the adequacy of the Company's internal controls. Messrs. Atlas, Boggus, Landrum, Yzaguirre and Mrs. Uhlhorn are members of the Audit Committee. The Audit Committee held six meetings in 2000. The Board of Directors has adopted a written charter for the Audit Committee which is attached hereto as Annex 1. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The formal report of the Audit Committee with respect to the year 2000 begins on page 11 herein.

     During 2000, Messrs. Atlas, Boggus, Farris, Landrum, Whetsel, Yzaguirre and Mrs. Uhlhorn were members of the Stock Option and Compensation Committee, which recommends to the Board of Directors the compensation and stock options to be granted to the Company's officers. The Stock Option and Compensation Committee held two meetings during 2000. The Stock Option and Compensation Committee report with respect to the year 2000 begins on page 8 herein.

     The Trustees of the KSOP Trust hold and invest the KSOP Trust's assets. The Trustees held two meetings during 2000. The Trustees of the KSOP Trust are Messrs. Atlas, Boggus and Roney.

COMPENSATION OF DIRECTORS

     The Company pays directors and advisory directors $900 for each Texas Regional Board of Directors meeting and reimburses all directors for out-of-pocket expenses incurred in attending meetings. Each director of the Company's subsidiary, Texas State Bank, which includes each director of Texas Regional, receives $800 for each Texas State Bank Board of Directors meeting. During 2000 each non-management director of Texas State Bank received a bonus of $1,000 for service as a director of the Bank. Mr. Roney also receives compensation from the Company as an executive officer of the Company and Texas State Bank, as indicated below.

                               EXECUTIVE OFFICERS

     The Company's executive officers are elected annually by the Board of Directors, each to serve a one-year term or until his or her successor is elected and qualified. The name, age, year each first became an executive officer and current position held at the Company by each executive officer are as follows:

                                       OFFICER
      NAME                 AGE          SINCE          CURRENT POSITION
      ----                 ---         -------         ----------------
G. E. Roney                70           1985           Chairman of the Board, President &
                                                         Chief Executive Officer
Paul S. Moxley             56           1999(1)        Senior Executive Vice President
R. T. Pigott, Jr.          46           1998(2)        Executive Vice President &
                                                         Chief Financial Officer
Nancy F. Schultz           60           1985           Senior Vice President, Secretary &
                                                         Treasurer

------------

(1) Mr. Moxley has served as President and Secretary of the Board for the Company's subsidiary, Texas State Bank since 1986.

(2) Prior to joining the Company in December 1998, Mr. Pigott was Vice President and Chief Financial Officer of Autobond Acceptance Corporation from April 1997 to August 1998 and served as Executive Vice President & Chief Financial Officer of Franklin Federal Bancorp. and its predecessors from May 1985 to January 1997.

     The Company's subsidiary, Texas State Bank, has the following senior executive officers. The name, age, year each first became an officer and current position held at Texas State Bank are as follows:

                                       OFFICER
        NAME               AGE          SINCE          CURRENT POSITION
        ----               ---         -------         ----------------
G. E. Roney                70           1985           Chairman of the Board, Chief
                                                           Executive
                                                         Officer & Trust Officer
Paul S. Moxley             56           1986           President & Secretary of the Board
Danny L. Buttery           53           1985(3)        President - Harlingen location
Frank A. Kavanagh          54           1992(4)        Executive Vice President
Douglas G. Bready          45           1985           President- McAllen location

------------

(3) Includes service before and since the merger of Harlingen State Bank into Texas State Bank.

(4) Includes service in other positions with the Company's subsidiary, Texas State Bank, including President of the Weslaco location and Chief Lending Officer.

                        COMPENSATION COMMITTEE INTERLOCKS

     Prior to June 1994 Frank N. Boggus served as President of the Company and currently serves on the Stock Option and Compensation Committee. However, Mr. Boggus is not now, nor was he at the time of his service as an officer, an employee of the Company. Mr. Boggus does not receive compensation from the Company or Texas State Bank other than director fees and outside director bonuses as indicated above.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

     The following table sets forth compensation information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                                                                                    LONG TERM COMPENSATION
                                                                              ----------------------------------
                                              ANNUAL COMPENSATION               NUMBER OF
             NAME AND                  ---------------------------------      STOCK OPTIONS         ALL OTHER
        PRINCIPAL POSITION             YEAR      SALARY(1)       BONUS           GRANTED         COMPENSATION(2)
        ------------------             ----      ---------      --------      -------------      ---------------
G. E. Roney                            2000      $710,879       $ 70,000              0              $93,620
  Chairman of the Board, President     1999       652,897        250,000              0               97,030
  & Chief Executive Officer            1998       579,336              0         74,864               93,348
  of the Company and Chairman of
  the Board, Chief Executive
  Officer and Trust Officer of the
  Bank

Paul S. Moxley                         2000       230,665         10,000              0                5,775
  Senior Executive Vice President      1999       217,240         32,000              0                9,140
  of the Company and President         1998       195,896              0         10,000                5,606
  & Secretary of the Board of
  Directors of the Bank

Danny L. Buttery                       2000       195,612          5,000              0                4,500
  President of the Bank's              1999       190,303         18,000              0                8,000
  Harlingen location                   1998       177,788              0          9,000                4,318

Frank A. Kavanagh                      2000       205,600          3,500              0                6,200
  Executive Vice President             1999       205,362         12,000              0                9,600
                                       1998       190,728              0          9,000                5,918

Douglas G. Bready                      2000       190,873          7,500              0                6,200
  President of the Bank's              1999       166,443         25,000              0                9,600
  McAllen location                     1998       145,273              0          9,000                5,371
                                                                               (FOOTNOTES ON FOLLOWING PAGE)

------------

(1) Includes wages, automobile allowances and director fees.

(2) Includes the Company's optional and matching contribution for each listed executive officer under the KSOP Plan. KSOP Plan contributions are based upon the lesser of the amounts set forth in the table above or the maximum allowable under the KSOP Plan. In addition, with regard to Mr. Roney, the amount indicated includes $87,420 accrued during 2000 and $87,430 accrued during each of 1999 and 1998 pursuant to the Deferred Compensation Plan adopted by the Company for the benefit of Mr. Roney, described in the Report of the Stock Option and Compensation Committee.

OPTION EXERCISES AND VALUES AT YEAR-END 2000

     The following table sets forth as to each of the named executive officers information with respect to option exercises during 2000 and the status of their options on December 31, 2000.

                                        AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                   FISCAL YEAR-END OPTION VALUE
                                 ----------------------------------------------------------------
                                                                        NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                                 VALUE REALIZED                OPTIONS                 IN-THE-MONEY OPTIONS AT
                                   SHARES       (MARKET PRICE AT          AT FISCAL YEAR-END              FISCAL YEAR-END(1)
                                 ACQUIRED ON      EXERCISE LESS      ----------------------------    ----------------------------
NAME                              EXERCISE       EXERCISE PRICE)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                             -----------    -----------------    -----------    -------------    -----------    -------------
G. E. Roney..................         90,076       $1,626,998          169,014         20,586        $2,469,655       $ 35,090
Paul S. Moxley...............              0                0           14,850          2,749           159,563          4,686
Danny L. Buttery.............              0                0           12,375          2,474           121,781          4,217
Frank A. Kavanagh............          3,000           48,000            7,425          2,474            12,656          4,217
Douglas G. Bready............          1,000           23,875           11,000          2,474            91,469          4,217

------------

  (1) Calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $32.50, the closing price per share for the Common Stock as reported on the NASDAQ National Market System on December 31, 2000.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

     The Board of Directors set the close of business on February 26, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the 2001 annual meeting (the "Record Date"). On the Record Date there were 16,090,546 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting. Neither the Company's Articles of Incorporation nor its Bylaws provide for cumulative voting rights. A nominee for a director position must receive the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting to be elected.

     The following table sets forth certain information regarding the ownership of the Company's voting securities as of the Record Date by each shareholder who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities. The table also includes information regarding ownership by each director and each executive officer named in the Cash Compensation Table and all executive officers and directors as a group.

     The number of shares of Common Stock beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the indicated shareholders have sole voting and investment power over the number of shares shown.

                                              COMMON STOCK
                                         ----------------------
      NAME OF BENEFICIAL OWNER           NUMBER(1)         %
-------------------------------------    ---------       ------
Morris Atlas(2)......................      127,657         .79%
Frank N. Boggus(3)...................      234,393        1.46%
Douglas G. Bready(4).................       39,367         .24%
Danny L. Buttery(5)..................       37,942         .24%
Robert G. Farris(6)..................       24,704         .15%
Frank A. Kavanagh(7).................       20,627         .13%
C. Kenneth Landrum, M.D.(8)..........      134,770         .84%
Paul S. Moxley(9)....................      165,171        1.03%
G. E. Roney(10)
  3900 North Tenth Street, 11th Floor
  McAllen, Texas 78501...............    1,451,522        8.93%
Julie G. Uhlhorn(11).................      226,391        1.41%
Liberty Wanger Asset Management,
  L.P., ("WAM") WAM Acquisition GP,
  Inc., general partner of WAM
  Liberty Acorn Trust
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606............    1,016,950        6.70%
Jack Whetsel(12).....................      241,946        1.50%
Mario Max Yzaguirre..................        6,215         .04%
All officers and directors as a group
  (15 persons)(13)...................    2,420,564       14.84%
                                         ---------       ------

------------

 (1) Included in the total indicated for each of Messrs. Atlas, Boggus and Roney are 12,000 shares, which are unallocated shares held by the KSOP Plan. Messrs. Atlas, Boggus and Roney are the Trustees for the KSOP Plan. The KSOP Plan gives the Trustees the right to v accounts. Each participant is entitled to direct the Trustees as to the exercise of any voting rights attributable to shares of Company stock allocated to his account. In the event voting instructions are not received from participants, the KSOP Plan provides that the Trustees shall not vote those shares. Each Director disclaims beneficial ownership of the 12,000 unallocated shares, except that Mr. Roney does not disclaim beneficial ownership of those shares later allocated to his account as an employee of the Company in accordance with the KSOP Plan.

 (2) The total includes 3,300 shares held by Mr. Atlas' wife. In addition included in this total are 12,000 shares with respect to which Mr. Atlas holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Atlas disclaims any beneficial ownership in such KSOP shares.

 (3) The total includes 175,791 shares owned by four companies controlled by Mr. Boggus. In addition included in this total are 12,000 shares with respect to which Mr. Boggus holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Boggus disclaims any beneficial ownership in such KSOP shares.

 (4) The total includes 5,196 shares held by Mr. Bready's wife, 911 shares held by an independent trustee for Mr. Bready's IRA, 712 shares held by an independent trustee for Mr. Bready's wife's IRA, 18,500 shares allocated to Mr. Bready's account as a participant in the KSOP Plan and 11,000 shares Mr. Bready has the right to acquire within 60 days through the exercise of options. Not included in the total are 2,474 shares which represents options granted in 1998 and not presently exercisable by Mr. Bready.

 (5) The total includes 25,567 shares allocated to Mr. Buttery's account as a participant in the KSOP Plan and 12,375 shares Mr. Buttery has the right to acquire within 60 days through the exercise of options. Not included in the total are 2,474 shares, which represent options, granted in 1998 and not presently exercisable by Mr. Buttery.

 (6) The total includes 3,933 shares held by Mr. Farris' wife. Mr. Farris disclaims beneficial ownership of his wife's shares.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (7) The total includes 13,202 shares allocated to Mr. Kavanagh's account as a participant in the KSOP and 7,425 shares Mr. Kavanagh has the right to acquire within 60 days through the exercise of options. Not included in the total are 2,474 shares, which represent options, granted in 1998 and not presently exercisable by Mr. Kavanagh.

 (8) The total includes 27,925 shares held by a trust for the benefit of Dr. Landrum, 13,294 shares held by a trust for Dr. Landrum's pension plan, 3,630 shares held in a Charitable Trust where Dr. Landrum acts as Trustee and 88,271 shares held in a trust for the benefit of Dr. Landrum's wife. Dr. Landrum disclaims beneficial ownership of his wife's shares.

 (9) The total includes 669 shares held by Mr. Moxley's wife, 28,511 shares allocated to Mr. Moxley's account as a participant in the KSOP Plan, 101,586 shares held by trusts at Texas State Bank for which Mr. Moxley, Mr. Roney, Mrs. Uhlhorn and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which Mr. Moxley has no interest as a beneficiary and 14,850 shares Mr. Moxley has the right to acquire within 60 days through the exercise of options. Not included in the total are 2,749 shares, which represent the options, granted in 1998 and not presently exercisable by Mr. Moxley.

(10) The total includes 116,855 shares held by Mr. Roney's wife, 4,950 shares held by a trust for the benefit of Mr. Roney's wife, 96,636 shares held by trusts at Texas State Bank for which Mr. Roney, Mr. Moxley, Mrs. Uhlhorn and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which Mr. Roney has no interest as beneficiary, 8,009 shares held by a company partly owned by Mr. Roney, 80,498 shares allocated to Mr. Roney's account as a participant in the KSOP Plan, 169,014 shares Mr. Roney has the right to acquire within 60 days through the exercise of options. In addition included in this total are 12,000 shares with respect to which Mr. Roney holds shared voting power with other Trustees of the Company's KSOP Plan. Mr. Roney disclaims any beneficial ownership in such KSOP shares, except that Mr. Roney does not disclaim beneficial ownership of those shares later allocated to his account as an employee of the Company in accordance with the KSOP Plan. Not included in the total are 20,586 shares, which represent options, granted in 1998 and not presently exercisable by Mr. Roney.

(11) The total includes 44,576 shares which represent Mrs. Uhlhorn's beneficial interests in a trust, 44,309 shares held by a partnership owned 30% by Mrs. Uhlhorn and 101,586 shares held by trusts at Texas State Bank for which Mrs. Uhlhorn, Mr. Roney, Mr. Moxley and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which Mrs. Uhlhorn has no interest as a beneficiary.

(12) The total includes 101,586 shares held by trusts at Texas State Bank for which Mr. Whetsel, Mr. Moxley, Mrs. Uhlhorn and Mr. Roney serve as trustees along with other individuals who are not directors of the Company but in which Mr. Whetsel has no interest as a beneficiary, 63,360 shares held in a trust for the benefit of Mr. Whetsel and 77,000 shares held in a trust for the benefit of Mr. Whetsel's wife.

(13) Includes 1,775,733 shares as to which directors and officers have sole voting power, 644,831 shares as to which they have shared voting power, 1,587,675 shares as to which they have sole investment power and 832,889 shares as to which they have shared investment power. In addition, included in this total are 224,234 shares the officers have a right to acquire within 60 days through the exercise of options.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION, THE REPORT OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     This Report of the Compensation Committee of the Board of the Directors of Texas Regional Bancshares, Inc. (the "Compensation Committee" or "Committee") describes the basis upon which the Committee has made recommendations concerning the 2000 compensation payable to the officers of the Company and its wholly-owned subsidiary, Texas State Bank. It has been the duty of the Compensation Committee to consider the compensation of all officers, including the officers named in the compensation tables contained in the Proxy Statement included with the Notice of Annual Meeting of Shareholders of the Company scheduled for April 2001. During 2000, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and by the Board of Directors of the Company's wholly-owned subsidiary, Texas State Bank.

COMPENSATION PHILOSOPHY

     The Compensation Committee seeks to make compensation decisions based on long-term growth and performance objectives of the Company. As in prior years, the Compensation Committee during 2000 emphasized the Company's growth in total assets and book value, and the earnings of the Company, in its consideration of compensation decisions.

     For 2000, as in recent prior years, the compensation program has been based on the following principles:

     o The Company recognizes that a competitive pay program helps attract and retain quality personnel and the Company is committed to being competitive in its compensation programs. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other financial institutions, particularly banks and bank holding companies, in the markets served by the Company. From time to time the Company modifies pay parameters based on this review.

     o The Company makes salary adjustments and other compensation awards to officers and other key management personnel upon a combination of performance company-wide, performance of the business unit for which they are responsible, and individual performance. Among the performance standards reviewed in 2000 were sustained growth objectives and an ability to maximize profitability of individual business units, or contain costs within those units. For officers for whom community relationships are significant, the Company also considers the activities undertaken by those officers and the sense of the Board members of the community perceptions of the officers. Those officers with supervisory authority have also been evaluated, and compensation in part determined, on their ability to interact both with persons who work for them and persons who work with them. In each case, the performance criteria are subjective and therefore the compensation decisions are not based upon a mathematical application of performance criteria.

     o The Company also considers the success of the organization as a whole in matters relative to compensation of individual officers. At those times when the organization's profitability and growth are strong, the Company believes that the officers and other employees of the organization should be entitled to compensation adjustments as a result of the availability of resources which they helped create.

     In the Company's ongoing evaluation program, senior officers set objectives and goals for junior officers and other employees reporting to them, evaluate the employees and officers on performance, and compare the results to the performance of others in the Company. Managers, including the Chief Executive Officer, review the results of individual officers and employees, and consider other evaluation information in making recommendations to the Compensation Committee as to compensation for the officers of the Company and the Bank. The Committee considered these evaluations and recommendations for purposes of the Committee's compensation recommendations to the Board of Directors of each of the Company and Texas State Bank. The Committee also made a separate recommendation for the compensation of the Chief Executive Officer based in part on the evaluation of the Chief Executive Officer made by the Board of Directors. In 2000, the recommendations of the Compensation Committee were accepted by the Board of Directors and the Bank.

     In evaluating compensation, the Company is aware of the limitations on deductibility of compensation paid to highly compensated persons as imposed by Internal Revenue Code section 162(m). While the Company does not at this time have any executive officer within the range of compensation for which limitations are imposed by that provision, the Compensation Committee's policy is to review the impact of section 162(m), and the requirements imposed on performance-based compensation described in that section, in the context of any qualifying compensation that may be proposed to be paid in the future.

COMPENSATION PROGRAM COMPONENTS

     The Compensation Committee regularly reviews the Company's compensation programs to ensure that the components of the compensation program will allow the Company to successfully attract and retain key employees. The compensation program components available to the employees of the Company are:

          BASE SALARY. Base salary levels are largely determined based upon comparison with peer group members as well as potential competitors and other companies which might seek to employ officers and employees of the Company. Actual salaries are based upon individual performance contributions in accordance with the compensation philosophy of the Company.

          BONUSES. The officers of the Company in 2000 participated in a performance-based bonus as a component of their compensation. Each officer's bonus is based on the over-all profitability of the Company and the profit center for which a particular officer is responsible. Among the factors considered in awarding bonuses are growth of deposits, profitability, containment of costs, and other factors the Company considers important.

          EMPLOYEE STOCK OWNERSHIP PROGRAM. The Committee believes that participation in the employee stock ownership program of the Company encourages the officers and other employees of the Company to work toward the long-term goals and objectives of the Company. Decisions relative to contributions to the employee stock ownership program are made annually, with the aggregate amount based on a resolution of the Board of Directors, with individual allocations based on a formula. Any participant in the Plan who was employed by the Company as of December 31, 2000 and credited with at least 1,000 hours of service was eligible to participate in contributions to the Plan for 2000.

          DEFERRED COMPENSATION PLAN. In 1993, the Company adopted a Deferred Compensation Plan for the Company's Chief Executive Officer, Glen E. Roney. The Deferred Compensation Plan provides for payment of $100,000.00 per year for fifteen years beginning October 29, 2002, with such payments to be made to his designated beneficiary in the event of his death prior to full payout. The Plan benefits will be accelerated in the event that Mr. Roney should die before October 29, 2002, while still in the employ of the Company (with certain exceptions). The Company has established a Trust from which the deferred compensation payments are to be made, which is to be funded in an amount to be determined periodically at the discretion of Board of Directors. An aggregate of $87,420 was accrued by the Company for transfer to the Trust during 2000. Funding of the Trust is to be accelerated in the event of the occurrence of certain defined events, including a change of control of the Company.

DISCUSSION OF CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed compensation of the Chief Executive Officer of the Company for fiscal year 2000 in connection with his individual performance for the Company. The following were some of the qualitative and quantitative measures for the Company's performance considered by the Committee in making recommendations for the Chief Executive Officer's compensation:

     o Continued growth of the Company and the corresponding growth in the Chief Executive Officer's responsibility for the Company.

     o Profitability of the Company and its subsidiary and the capital of the Company and its subsidiary in relation to regulatory guidelines.

     o The ability of the Company and its senior management to work cooperatively with regulatory authorities, and the morale of personnel in the organization.

     o Perception of the Compensation Committee as to the acceptance of the organization in the community.

     Specifically, in making compensation recommendations for the Chief Executive Officer for compensation payable during 2000, the Compensation Committee considered the increase in the market value per share of the Company's Class A Voting Common Stock from $26.36 at December 31, 1999, to $32.50 at December 31, 2000, and the ratio of net income to average equity increased from 16.82% for the year ended December 31, 1999, to 17.43% for the year ended December 31, 2000. The critical role of the chief executive officer as spokesperson for the Company in the public market was also considered.

     The Compensation Committee also reviewed the base salary and bonus for the Chief Executive Officer in the context of the compensation packages available for executives of similar-sized financial institutions, and the Committee considered the significant dependence of the organization on the continued involvement of the Chief Executive Officer with the organization, and the need to treat the Chief Executive Officer fairly in light of the responsibilities he has undertaken for the growth and development of the organization.

                                          Stock Option and Compensation
                                          Committee of the Board of
                                          Directors of Texas Regional
                                          Bancshares, Inc.

                                             Morris Atlas, Chairman
                                             Frank N. Boggus
                                             Robert G. Farris
                                             C. Kenneth Landrum, M.D.
                                             Julie G. Uhlhorn
                                             Jack Whetsel
                                             Mario Max Yzaguirre

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Texas Regional Bancshares, Inc. Board of Directors (the "Committee") is composed of five independent directors and operates under a written charter adopted by the Board of Directors (Annex I). The members of the Committee are: C. Kenneth Landrum, M.D. (Chair), Morris Atlas, Frank N. Boggus, Julie G. Uhlhorn and Mario Max Yzaguirre. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          C. Kenneth Landrum, M.D., Chairman
                                          Morris Atlas
                                          Frank N. Boggus
                                          Julie G. Uhlhorn
                                          Mario Max Yzaguirre

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Texas Regional Bancshares, Inc. for the year ended December 31, 2000 by the Company's principal accounting firm, KPMG, LLP.

      Audit Fees .................................................   $248,071
      Financial Information Systems Design and Implementation Fees          0
      All Other Fees .............................................     79,432

     The Audit Committee has considered whether the provision of services covered in billings included under "All Other Fees" listed above is compatible with maintaining the principal accountant's independence. The Audit Committee has concluded that the provisions of such non-audit services would not jeopardize the independence of KPMG, LLP as the Company's principal accountants.

                                PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the CRSP Total Return Index for NASDAQ Bank Stocks for the last five years. The CRSP Total Return Index is prepared by The Center for Research in Securities Prices (CRSP) at the University of Chicago for NASDAQ. The graph assumes that the value of the investment of the Company's Common Stock and each index was $100 at December 1, 1995 and that all dividends were reinvested.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

------------------------------------------------------------------
                        1995   1996   1997   1998   1999   2000
------------------------------------------------------------------
TRBS                     100    201    273    229    271    340
------------------------------------------------------------------
S&P500                   100    123    164    212    257    234
------------------------------------------------------------------
NASDAQ Bank stks         100    132    221    220    211    241
------------------------------------------------------------------

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 2000 as in prior years, Company officers and directors and their related parties have had banking transactions with Texas State Bank. All such transactions have been in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing for comparable transactions with others, and have not included more than the normal risk of collectibility or other unfavorable features.

     Texas State Bank, along with other banks in the Rio Grande Valley, sells credit life insurance for Texas State Life Reinsurance, Ltd. and in the past sold life insurance for Texas State Life Insurance Company. G.E. Roney, Chairman of the Board and Chief Executive Officer of the Company, owns thirty-three percent of Texas State Life Reinsurance, Ltd. and thirty-three percent of Texas State Life Insurance Company. Texas State Bank received $271,427 in commission fee income from the insurance companies for the year ended December 31, 2000.

     Mr. Morris Atlas, a Director of the Company, is a partner in the law firm of Atlas & Hall L.L.P. His firm received fees for legal services rendered to the Company and its subsidiary during 2000, but the amount of the fees received did not exceed either 5% of his firm's gross revenues for 2000 or 5% of the Company's total operating expenses for the year ended December 31, 2000.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely upon a review of Forms 3, 4 and 5 (and amendments) furnished to the Company during 2000 and in 2001 through the date of this Proxy Statement, and written representations from reporting persons that no Form 5 was required, the Company believes that no officer or director has failed to report transactions in the Company's securities on a timely basis.

           ITEM 2 -- APPROVAL OF THE 2000 INCENTIVE STOCK OPTION PLAN

     On November 14, 2000 the Board of Directors adopted, subject to approval by the Company's shareholders, the 2000 Incentive Stock Option Plan (the "ISO Plan"). The ISO Plan is designed to provide a special incentive to selected key employees of the Company and its subsidiary, by offering such employees an opportunity to purchase shares of the Common Stock of the Company.

DESCRIPTION OF THE PLAN

     The ISO Plan is attached as Annex 2 to this Proxy Statement. The following summary of the ISO Plan is qualified in its entirety by reference to the full text of the ISO Plan. The number of shares subject to the ISO Plan has been adjusted, pursuant to section 2 of the ISO Plan, to reflect the effect of the 10% stock dividend declared by the Board of Directors on December 18, 2000. After giving effect to such adjustment, the aggregate number of shares which may be issued under options granted pursuant to the ISO Plan is 275,000 shares of Common Stock of the Company. The aggregate number of shares which may be issued under options granted pursuant to the ISO Plan is subject, under appropriate circumstances, to further adjustment as provided in the ISO Plan.

     The ISO Plan is for the benefit of key employees of the Company and its subsidiaries. No options may be granted under the ISO Plan after November 14, 2010, but options granted prior to that date may extend beyond that date. The stock to be issued pursuant to the ISO Plan may constitute an original issue of authorized shares or may consist of previously issued stock that has been reacquired by the Company.

     The ISO Plan may be administered by a Stock Option Committee established by the Board of Directors of the Company to consist of three or more directors, none of whom are (on the date selected for the Committee and for one year prior thereto) eligible to receive options under the ISO Plan or any other plan of the Company to acquire stock, stock options or stock appreciation rights of the Company. As an alternative, the entire Board of Directors may act as the Stock Option Committee for purposes of the ISO Plan. The

Board of Directors has designated the Company's Stock Option and Compensation Committee as the Stock Option Committee for purposes of the ISO Plan.

     The Committee shall select the key employees to whom options may be granted by the Board of Directors and shall determine the number of shares to be covered by each option so granted. Future as well as present key employees (including key employees who are directors) are eligible to participate in the ISO Plan. The terms and provisions of options granted pursuant to the ISO Plan shall be set forth in an Option Agreement to be executed by the Company and the employee receiving the option at the time the option is granted.

     The purchase price per share of Common Stock purchasable under options granted pursuant to the ISO Plan shall be one hundred percent (100%) of the fair market value of the stock, as determined by the Board of Directors at the time the options are granted. The exercise period of options granted under the ISO Plan will be set forth in the Option Agreement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The options granted under the ISO Plan are intended to qualify as "incentive stock options" which are given favorable income tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended. Provided that the limitations, requirements and procedures of Section 422 are followed, the grant and exercise of options will generally not result in taxable income to the employee or a tax deduction for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE TEXAS REGIONAL BANCSHARES, INC. 2000 INCENTIVE STOCK OPTION PLAN. PROXIES SOLICITED HEREBY WILL BE VOTED IN FAVOR OF ADOPTION OF THE ISO PLAN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                 ITEM 3 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Company has appointed KPMG, LLP as its principal accountants to perform the audit of the Company's financial statements for fiscal year 2001. KPMG, LLP has audited the Company's financial statements since 1988. Services provided to the Company by KPMG, LLP in fiscal 2000 have included the examination of the Company's financial statements, limited reviews of the Company's quarterly reports, examination of the financial statements of the Company's KSOP Plan and KSOP Trust, review of the Company's data center operations and consultation on various tax and accounting issues.

     The Board of Directors expects that representatives of KPMG, LLP will be present at the annual meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2001.

     In the event the shareholders do not ratify the appointment of KPMG, LLP as the principal accountants of the Company, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Shareholders interested in submitting a proposal for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 26, 2001. Shareholders who intend to present a proposal at the 2002 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials must provide notice of such proposal to the Company no later than February 8, 2002. Any shareholder proposal must comply with applicable requirements of the Securities and Exchange Commission.

                                 OTHER BUSINESS

     By execution of the proxy, each shareholder also confers discretionary authority to vote on matters incident to the conduct of the meeting. It is anticipated that approval of the minutes of the 2000 Annual Meeting of the Shareholders will be considered, although approval of the minutes will not constitute approval or disapproval of the matters referred to in the minutes.

     The Board of Directors does not know of any other matters likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, the enclosed proxy grants authority to vote on the matter in accordance with the judgment of the persons voting the proxy.

                                    FORM 10-K

     UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH, WITHOUT CHARGE; A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED. APPLICABLE RULES REQUIRE THAT FORM 10-K, WHICH INCLUDES FINANCIAL STATEMENTS AND SCHEDULES, BE FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K MUST BE IN WRITING AND SHOULD BE DIRECTED TO ANN M. SEFCIK, CONTROLLER & ASSISTANT SECRETARY, TEXAS REGIONAL BANCSHARES, INC., P. O. BOX 5910, MCALLEN, TEXAS 78502-5910.

                                         BY ORDER OF THE BOARD OF DIRECTORS,

                                         /s/ NANCY F. SCHULTZ
                                             NANCY F. SCHULTZ
                                             SENIOR VICE PRESIDENT, SECRETARY &
                                             TREASURER

March 19, 2001

                                                                         ANNEX 1

                        TEXAS REGIONAL BANCSHARES, INC.
                             AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors of Texas Regional Bancshares, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

     o Monitor the independence and performance of the Company's independent auditors and internal auditing department;

     o Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors;

     o Encourage adherence to, and continuous improvement of, the Company's policies, procedures and practices at all levels;

     o  Review areas of potential significant financial risk to the Company;

     o  Monitor compliance with legal and regulatory requirements; and

     o  Report to the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants/experts it deems necessary in the performance of its duties.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

      Audit Committee members shall meet the requirements of The Nasdaq Stock Market(R). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors(1), free from any relationship that would interfere with the exercise of his or her independent judgment. A director will not be considered "independent" if, among other things, he or she has:

     o Been employed by the Company or its affiliates in the current or past three years;

     o Accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

     o An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

     o Been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     o Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

------------
1. Under exceptional and limited circumstances, one non-independent director may serve on the Audit Committee, provided that the Board determines it to be in the best interest of the Company and its shareholders, and the Board discloses the reasons for the determination in the Company's next annual proxy statement. Current employees or officers, or their immediate family members, however, are not able to serve on the Audit Committee under this exception.

                                  Annex 1 -- 1

     All Audit Committee members shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     Audit Committee members shall be appointed by the Board. If a Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

     The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the director of the internal auditing department or firm, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. (2) In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the independent auditors limited review procedures.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

                                REVIEW PROCEDURES

 1) Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

 2) Review the Company's annual audited financial statements before filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

 3) In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses, including the status of previous recommendations.

 4) Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with American Institute of Certified Public Accountants Statement of Auditing Standards (SAS) No. 61 (see item 9). (3) The Chair of the committee may represent the entire Audit Committee for purposes of this review.

                              INDEPENDENT AUDITORS

 5) The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of independent auditors when circumstances warrant.

------------
2. The Audit Committee may also consider executive sessions at every meeting -- thereby providing a regular forum for candid discussion and reducing the pressure (in particular with the internal audit function) to request such a meeting.

3. If matters are identified during the interim review that would need to be communicated under SAS 61, the independent auditor must communicate them to the Audit committee or be satisfied that they have been communicated to the Audit Committee by management. Therefore, quarterly communications may not be required.

                                  Annex 1 -- 2

 6) Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

 7) On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors independence. (4)

 8) Review the independent auditors' engagement letter -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach. Review the independent auditors' audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have.

 9) Before releasing the year-end earnings, discuss the results of the audit with the independent auditors. (5) Discuss certain matters required to be communicated to audit committees in accordance with SAS 61, which requires that independent auditors discuss certain matters with audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

      o The auditor's responsibility under Generally Accepted Auditing Standards (GAAS);

      o  Significant accounting policies;

      o  Management judgments and accounting estimates;

      o  Significant audit adjustments;

      o  Other information in documents containing audited financial statements;

      o Disagreements with management -- including accounting principles, scope of audit, disclosures;

      o  Consultation with other accountants by management;

      o  Major issues discussed with management prior to retention; and

      o  Difficulties encountered in performing the audit.

10) Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11) Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements.

12) Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

13) Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

                 INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

14) Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department or internal audit firm, as needed.

15) Review the appointment, performance and replacement of the senior internal audit executive or internal audit firm.

------------
4. Independence Standards Board (ISB) Statement No. 1 requires that independent auditors discuss with the Audit Committee any significant relationships that could impair their independence.

5. The Audit Committee may inquire about changes to the audit plan, restrictions on scope of activities, observations of control weaknesses, etc.

                                  Annex 1 -- 3

16) Review significant reports prepared by the internal audit department or internal audit firm together with management's response and follow-up to these reports.

17) On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

18) Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

                     OTHER AUDIT COMMITTEE RESPONSIBILITIES

19) Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement. (6)

20) Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

21) Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities

------------
6. The SEC requires that the Audit committee issue a report to shareholders stating whether they have:

    o  Reviewed and discussed the audited financial statements with management;

    o Discussed with the independent auditors the matters required to be discussed by SAS 61; and

    o Received certain disclosures from the auditors regarding their independence as required by the ISB 1, and then

    o Include a statement, if based on this review, if the Audit Committee recommended to the Board to include the audited financial statements in the annual report filed with the SEC.

                                  Annex 1 -- 4

                                                                         ANNEX 2

                        TEXAS REGIONAL BANCSHARES, INC.
                        2000 INCENTIVE STOCK OPTION PLAN
                     (as amended effective March 13, 2001)

     Texas Regional Bancshares, Inc., a Texas corporation (hereinafter called the "Corporation") believes that allowing certain key employees to obtain shares of the Class A Voting Common Stock of the Corporation through the use of stock options hereinafter provided for will be beneficial to the initial and continued success of the Corporation. In furtherance of the foregoing, the Corporation hereby establishes the Texas Regional Bancshares, Inc. 2000 Incentive Stock Option Plan (the "Plan").

     1. PURPOSE. The purpose of the Plan is to secure for the Corporation and its stockholders the benefits which flow from providing key employees of the Corporation and its subsidiaries with the incentive inherent in common stock ownership. It is generally recognized that stock option plans aid in retaining competent employees and furnish a device to attract employees of exceptional ability to the Corporation because of the opportunity offered to acquire a proprietary interest in the business. For purposes of the Plan, a subsidiary is any corporation in which the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or over which the Corporation has effective operating control. The Corporation intends that any stock option granted or exercised under this Plan qualify as an "incentive stock option" which is given favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations.

     2. AMOUNT OF STOCK. The total number of shares of Class A Voting Common Stock to be subject to options granted pursuant to the Plan shall not exceed two hundred seventy-five thousand (275,000)* shares of the Corporation's Class A Voting Common Stock (hereinafter referred to as the "Common Stock" or the "Stock") each having a par value of $1.00. This total number of shares shall be subject to appropriate increase or decrease in the event of a stock dividend upon, or a subdivision, split-up, combination or reclassification of, the shares purchasable under such options. In the event that options granted under this Plan shall lapse without being exercised in whole or in part, other options may be granted covering the shares not purchased under such lapsed options.

     3. STOCK OPTION COMMITTEE. The Board of Directors shall from time to time appoint a Stock Option Committee (hereinafter called the "Committee") to serve under this Plan. The Committee shall consist of either:

      (i) Three or more directors, none of whom are, on the date selected for the Committee, and for one year prior thereto, eligible for selection under the Plan, any other plan of the Corporation or any affiliate of the Corporation to acquire stock, stock options or stock appreciation rights of the Corporation or any of its affiliates; or

     (ii) The entire Board of Directors of the Corporation, so long as a majority of the Board and a majority of the Directors acting as members of the Committee are not, at the time of selection for the Committee, and for one year prior thereto, eligible for selection under the Plan, any other plan of the Corporation or any affiliate of the Corporation to acquire stock, stock options or stock appreciation rights of the Corporation or any of its affiliates.

     A person serving on the Committee shall not be considered as being eligible to acquire stock, stock options, or stock appreciation rights if such eligibility is under the terms of an employee benefit plan of the Corporation which is open to all employees of the Corporation and the eligibility and allocation criteria are fixed and uniform for all employees.
------------
* After giving effect to the 10% stock dividend declared by the Texas Regional Bancshares, Inc. Board of Directors on December 18, 2000. Any stock dividend upon, or subdivision, split-up, combination or reclassification of, the shares subject to this Plan made after that date shall result in an appropriate increase or decrease of the number of shares covered by and subject to this Plan and any option granted hereunder.

                                  Annex 2 -- 1

     Persons serving on the Committee may receive options if such options being granted to any such person are subject to shareholder approval and are independent of any type of plan.

     4. ELIGIBILITY AND PARTICIPATION. Options may be granted pursuant to the Plan to key employees of the Corporation and any parent or subsidiary of the Corporation (hereinafter sometimes called "employee" or "employees"); provided that no option may be granted under the Plan to an employee who, immediately before or at the time such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the employer corporation or of any parent or subsidiary corporation. For the purposes of the preceding sentence: (a) the employee shall be considered as owning the stock owned directly or indirectly by or for himself, the stock which the employee may purchase under outstanding options, and the stock owned, directly or indirectly, by or for his brothers and sisters (whether of the whole or half blood), spouse, ancestors, and lineal descendants; and (b) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

     From time to time the Committee shall select the key employees to whom options may be granted by the Board of Directors and shall determine the number of shares to be covered by each option so granted. Future as well as present key employees (including key employees who are directors) shall be eligible to participate in the Plan. If the entire Board of Directors constitutes the Committee, then members of the Committee that are otherwise eligible to participate in the Plan shall be allowed to participate in the Plan, provided that such eligible members constitute a minority of the Board of Directors, and provided further, that any individual member of the Committee allowed to participate will be prohibited from voting upon or in any way influencing the other members of the Committee in designating such individual member as a recipient of option grants or in exercising any other discretion granted to the Committee regarding the option grants to such individual member. If the Committee is appointed under the terms of subparagraph (i) of Section 3 hereof, then any members of the Committee (including those who are key employees of the Corporation or a subsidiary corporation of the Corporation) shall not be eligible to participate in the Plan.

     5. OPTION AGREEMENT. The terms and provisions of options granted pursuant to the Plan shall be set forth in an agreement, herein called Option Agreement, between the Corporation and the employee receiving the same. The Option Agreement may be in such form, not inconsistent with the terms of this Plan, as shall be approved by the Board of Directors.

     6. PRICE. The purchase price per share of Common Stock purchasable under options granted pursuant to the Plan shall be an amount equal to one hundred percent (100%) of the fair market value of the stock, as determined by the Board of Directors, at the time the options are granted. The full purchase price of shares purchased shall be paid upon exercise of the option. Under certain circumstances such purchase price per share shall be subject to adjustment as referred to in Section 11 of this Plan.

     7. EXERCISE PERIOD. The right to purchase any Common Stock pursuant to the exercise of an option granted under this Plan may be either cumulative or non-cumulative, as determined by the Board of Directors. Any Common Stock purchasable pursuant to the exercise of an option granted under this Plan will be purchasable in accordance with the schedule set forth in the Option Agreement between the Corporation and the employee receiving the option, subject to any other limitation provided in this Plan. In the event the portion of Common Stock purchasable per the Option Agreement involves a fraction of a share, the amount purchasable at that time shall be rounded upward to the next complete share to allow the purchase of a complete share of Common Stock.

     8. OPTION PERIOD. No option granted pursuant to the Plan shall be exercisable after the expiration of ten (10) years from the date the option is first granted. The expiration date for any option or portion thereof, which may be any period not in excess of ten (10) years following the date of grant of the option, shall be stated in the Option Agreement and is hereinafter called the "Expiration Date".

         Notwithstanding any other provision of this Plan, no option shall be granted under this Plan more than ten (10) years after the date this Plan is adopted by the Board of Directors, or the date this Plan is approved by the Common Stock stockholders, whichever is earlier.

                                  Annex 2 -- 2

     9.  TERMINATION OF EMPLOYMENT.  The Option Agreement may provide that:

         (a) If, prior to the Expiration Date for any option granted hereunder, the employee shall for any reason whatever, other than (1) his permanent and total disability as defined in (c) below, or (2) his death, cease to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, then any unexercised portion of such option shall automatically terminate upon the date of such termination of employment.

         (b) If, prior to the Expiration Date for any option granted hereunder, the employee shall die at a time when he had been employed by the Corporation, or a parent or subsidiary corporation of the Corporation, from the date of granting of such option until the date of his death, then the legal representatives of his estate or a legatee or legatees of the option shall have the right, for a period of three (3) months after his death, to purchase all or any part of the Stock subject to the option outstanding and unexpired as of his date of death.

         (c) If, prior to the Expiration Date for any option granted hereunder, the employee shall cease to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, because he becomes permanently and totally disabled, as hereinafter defined, and prior to such termination of employment by reason of disability, the employee had been employed by the Corporation, or a parent or subsidiary corporation of the Corporation, at all times since the date of the granting of such option, then such employee or his legal representative shall have the right, for a period of one (1) year from the date of such termination of employment by reason of disability, to exercise any right to purchase Stock pursuant to the option.

An employee is "permanently and totally disabled" if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Such determination of permanent and total disability shall be made as allowable under Section 22, and applicable regulations, of the Internal Revenue Code of 1986, as amended, or any other applicable method necessary for the continued qualification of this Plan under Section 422 of the Internal Revenue Code. In the absence of any specific requirements for this determination, the decision of the Board of Directors, as aided by any physicians they designate, shall be conclusive.

Nothing in (a), (b), or (c) shall extend the time for exercising any option granted pursuant to the Plan beyond the Expiration Date for the option. Any Option Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of Stock or a repurchase right with respect to Stock acquired pursuant to an Option Agreement executed pursuant to this Plan, and may also provide for such restrictions on the transferability of shares of Stock acquired pursuant to an Option Agreement executed pursuant to this Plan, that the Board of Directors or the Committee in its sole and absolute discretion may deem proper or advisable. The conditions giving rise to forfeiture or right of repurchase may include, but need not be limited to, the requirement that the optionee render substantial services to the Corporation or any subsidiary of the Corporation for a specified period of time. The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation.

     10. ASSIGNABILITY. The Option Agreement shall provide that the option granted thereby shall not be transferable or assignable by the employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the employee shall be exercisable only by him. The Option Agreement shall further provide that the holder of an option granted pursuant to this Plan shall immediately notify the Corporation in writing of any disposition of the stock acquired pursuant to the option that would disqualify the option from the incentive option tax treatment afforded by Section 422 of the Code. The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received upon that disposition.

     11. ADJUSTMENT IN CASE OF STOCK SPLITS, STOCK DIVIDENDS, ETC. The Option Agreement may contain such provisions as the Board of Directors may approve as equitable concerning the effect upon the option granted thereby and upon the per share or per unit option price, of (a) stock dividends upon, or subdivisions, split-ups, combinations or reclassifications of, the securities purchasable under the option, or (b) proposals

                                  Annex 2 -- 3
to merge or consolidate the Corporation or to sell all or substantially all of its assets or to liquidate or dissolve the Corporation.

     12. INVESTMENT PURPOSE. As a condition to the exercise of any portion of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased for investment and not with a view to the distribution or resale of such shares if, in the opinion of the Corporation or its counsel, such representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency. A legend to this effect shall be affixed to the certificates evidencing such shares.

     13. CORPORATE MERGER, CONSOLIDATION, REORGANIZATION, ETC. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, any outstanding options hereunder may be terminated by the Corporation as of the effective date of such dissolution, liquidation, merger or consolidation by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the exercise during a period of not more than a specified number of days determined by the Board next preceding such effective date, or the Expiration Date, whichever is earlier, of all of such outstanding options in whole or in part without regard to the provisions of Section 7 hereof. Subject to the preceding sentence, if the Corporation is reorganized or merged or consolidated with another corporation, while unexercised options are outstanding under the Plan, and the Corporation is not the surviving corporation, there shall be substituted for the Common Stock subject to the unexercised and outstanding options an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to shareholders of the Corporation in respect of the Common Stock, in accordance with Section 424(a) of the Internal Revenue Code. Such substitution may be accomplished by the assumption of such options by the surviving corporation or the substitution for the old options of new options by the surviving corporation. The existence of this Plan or of options hereunder shall not in any way prevent any transaction described herein and no optionee shall have the right to prevent any such transaction.

     14. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may from time to time alter, amend, suspend or discontinue the Plan and make rules for its administration, except that the Board of Directors shall not amend the Plan in any manner which would have the effect of preventing options issued under the Plan from being "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986 (as amended).

     15. OPTIONS DISCRETIONARY. The granting of options under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any key employee any right to participate in the Plan or to receive options.

     16. STOCKHOLDER APPROVAL. The Plan will be submitted to the Common Stock stockholders of the Corporation within twelve (12) months of the date of the adoption of the Plan by the Board of Directors.

     17. EFFECTIVE DATE OF PLAN. This Plan shall become effective upon its adoption by the favorable vote of the holders of a majority of the outstanding shares of the Common Stock of the Corporation.

     18. TERMINATION OF PLAN. This Plan shall terminate ten (10) years after its approval by the Common Stock stockholders or adoption by the Board of Directors, whichever is earlier. Any option outstanding under this Plan at the time of its termination shall remain in effect until the option shall have been exercised or the Expiration Date, whichever is earlier.

     19. ADOPTION OF PLAN BY BOARD OF DIRECTORS. The undersigned hereby certifies that this Plan is the true and correct 2000 Texas Regional Bancshares, Inc., Incentive Stock Option Plan of the Corporation voted upon and adopted at a meeting of the Board of Directors duly held on the 14 day of November, 2000.

     DATED AND EXECUTED effective the 14th day of November, 2000.

                                          /s/ Nancy Schultz
                                          ------------------------
                                          SECRETARY

                                  Annex 2 -- 4

PROXY                                                                      PROXY
                        TEXAS REGIONAL BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2001

   The undersigned hereby appoints Frank N. Boggus, G. E. Roney and Jack Whetsel, and each of them, as the lawful agents and Proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below and on the reverse side hereof, all the shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc. held of record by the undersigned on February 26, 2001, at the Annual Meeting of Shareholders of Texas Regional Bancshares, Inc. to be held at 615 Wichita, McAllen, Texas 78503 on April 23, 2001 at 4:30 p.m., or any adjournment or postponement thereof.

   By execution this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.

   It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the Shareholder, the proxy will be voted "FOR" the proposals set forth on the reverse side.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                        TEXAS REGIONAL BANCSHARES, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

1. Election of Directors -                           For   Withhold   For All
   NOMINEE(S):                                       All     All      Except*

01 Morris Atlas      02 Frank N. Boggus               / /    / /        / /
03 Robert G. Farris  04 C. Kenneth Landrum, M.D.
05 G. E. Roney       06 Julie G. Uhlhorn
07 Jack Whetsel      08 Mario Max Yzaguirre

_________________________________________________
* Exceptions: List all nominee(s) for whom authority to vote is withheld.

                THIS SPACE RESERVED FOR ADDRESSING
                      (key lines do not print)

                                                       For   Against   Abstain
2. Approval of the 2000 Incentive Stock Option Plan.   / /     / /       / /

                                                       For   Against   Abstain
3. Ratify the appointment of KPMG, LLP to serve as     / /     / /       / /
   independent auditors for the year 2001.

The undersigned hereby revokes all previous proxies relating to the shares of Class A Voting Common Stock covered hereby and confirms all power and authority that this Proxy may grant (and that said persons named as proxies herein may have) by virtue hereof.

                                                Date: ____________________, 2001

                                Signature(s)____________________________________

________________________________________________________________________________
This proxy must be signed exactly as the names appear hereon. Executor, administrator, trustee, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.